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Exhibit 23.3

Consent of Buxton Company

                We hereby consent to the use of our firm's name, Buxton Company and/or Buxton, in the Registration Statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission by At Home Group Inc. (the "Company") in connection with the initial public offering of its common stock, and any amendments thereto, including the prospectus contained therein (the "Registration Statement"), to the inclusion of quotations or summaries of or references in the Registration Statement to information contained in the market analyses or reports prepared for and supplied to the Company by Buxton Company, and to being named as an expert in the Registration Statement (and being included in the caption "Experts" in the Registration Statement). Buxton Company also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

BUXTON COMPANY

By:	/s/ David Glover
Name: David Glover Title: Chief Financial Officer

Date: September 3, 2015

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  Exhibit 23.3
Consent of Buxton Company